UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 1, 2011
Commission file number: 1-2207
THE WENDY’S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	38-0471180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West, Atlanta, GA	30338
(Address of principal executive offices)	(Zip Code)
(678) 514-4100
(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Roland C. Smith as President and Chief Executive Officer

On September 1, 2011, Mr. Smith resigned as President and Chief Executive Officer of The Wendy’s Company (the “Company”), with such resignation effective as of September 12, 2011. Mr. Smith will continue to serve as a director of the Company and until December 30, 2011 will remain an employee of the Company in the capacity of Special Advisor.

Appointment of Emil J. Brolick as President and Chief Executive Officer and Director

On September 1, 2011, the Company announced the appointment of Mr. Brolick as President and Chief Executive Officer of the Company effective September 12, 2011 (the “Effective Date”). Also, effective as of September 12, 2011, the Company’s Board of Directors (the “Board”) increased the size of the Board to thirteen directors and filled the resulting vacancy with the appointment of Mr. Brolick as a director.

Prior to his election as President and Chief Executive Officer, Mr. Brolick, who is 63 years old, served from June 2008 to September 2011 as Chief Operating Officer of Yum! Brands, Inc. (“YUM”) and President of two of YUM’s U.S. operating segments, Long John Silver’s and A&W All American Food Restaurants.  Prior to that, Mr. Brolick served as President of U.S. Brand Building for YUM, a position he held from December 2006 to June 2008.  Prior to that, Mr. Brolick served as President and Chief Concept Officer of Taco Bell, a position he held from July 2000 to November 2006. Prior to joining Taco Bell in July 2000, Brolick worked at Wendy’s International, Inc. (“Wendy’s”) for 12 years (prior to the Company’s acquisition of Wendy’s), lastly serving as Senior Vice President of New Product Marketing, Research and Strategic Planning.

Mr. Brolick has extensive experience as an executive in the quick service restaurant industry, including many years serving in a senior leadership position with YUM and Taco Bell, as well as previous experience in senior leadership positions with Wendy’s. Much of Mr. Brolick’s business experience relates to marketing, brand building and operations which are particularly important to the Company’s business.

Employment Agreement between the Company and Emil J. Brolick

Term. On September 1, 2011, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Brolick pursuant to which Mr. Brolick will serve as the Company’s Chief Executive Officer effective as of the Effective Date. The Employment Agreement provides that Mr. Brolick’s employment will commence on the Effective Date and end on the third anniversary of such date (the “Term”); provided, however, that, prior to the end of the Term, the parties may mutually agree to a single one-year extension of the Term. During the Term, Mr. Brolick’s principal place of business will be the Company’s headquarters in Dublin, Ohio.

Board of Directors. As of the Effective Date, the Employment Agreement requires that Mr. Brolick be appointed to the Board. Thereafter, during the Term, the Company has agreed to cause Mr. Brolick to be nominated to serve as a member of the Board for each year during which his term of service as a director is to be slated for re-election to the Board.

Base Salary. During the Term, Mr. Brolick will receive an annual base salary of $1,100,000, payable in accordance with the Company’s normal payroll practices, provided that all amounts in excess of $1,000,000 will be deferred under the terms of a deferred compensation plan (the “DCP”) (as discussed below), to be established by the Company. Mr. Brolick’s base salary will be subject to periodic review by the Board for a possible increase, as determined in the Board’s sole discretion.

Sign-On Bonus. Within fifteen (15) days after the Effective Date, the Company will pay Mr. Brolick a cash sign-on bonus of $500,000 (the “Sign-On Bonus”). If, prior to the first anniversary of the Effective Date, Mr. Brolick’s employment is terminated due to his resignation for Good Reason (as defined below) or by the Company for Cause (as defined in the Employment Agreement) (either case being a “Qualifying Termination”), Mr. Brolick will be required to repay the after-tax portion of the Sign-On Bonus. If, following the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, a Qualifying Termination occurs, Mr. Brolick will be required to repay a portion of the Sign-On Bonus in an amount equal to the product of (i) the after-tax portion of the Sign-On Bonus multiplied by (ii) a fraction, the numerator of which shall be the number of days from Mr. Brolick’s employment termination date to such second anniversary date, and the denominator of which will be 730.

“Good Reason” for purposes of the Employment Agreement shall mean any of the following actions taken by the Company without Mr. Brolick’s prior written consent: (i) a material reduction in Mr. Brolick’s title, duties or responsibilities (including reporting responsibilities) as Chief Executive Officer; (ii) a requirement that Mr. Brolick report to any person other than the Board; (iii) a failure to initially appoint Mr. Brolick as a member of the Board or thereafter to nominate him for re-election as a member of the Board; (iv) a reduction in Mr. Brolick’s then current Base Salary or Target Bonus amount; (v) a relocation to a work situs not in the Dublin, Ohio greater metropolitan area; or (vi) following a Change in Control (as defined in the Employment Agreement), Mr. Brolick is not the Chief Executive Officer, and reporting to the board of directors, of the top-most parent company resulting from such Change in Control; provided that any employment termination by Mr. Brolick for Good Reason must occur within 180 days of the date of the initial occurrence of the circumstances constituting Good Reason, and Mr. Brolick must furnish the Company with written notice of such circumstances within 30 days following the time he learns of such circumstances and provide the Company with a thirty (30) day cure period.

Annual Incentive Award. During the Term, Mr. Brolick will participate in the Company’s annual cash incentive compensation plan in effect for senior executive officers of the Company. Under such plan, Mr. Brolick will be eligible to receive specified percentages of his base salary if targets and performance measures set by the Compensation Committee of the Board are achieved. Mr. Brolick’s annual target cash incentive opportunity will equal at least 150% of his annual base salary, with a maximum potential award equal to 200% of target cash incentive level. For the 2011 fiscal year, Mr. Brolick will receive a pro-rated annual incentive award on substantially the same terms as those granted to the Company’s other senior executive officers for the 2011 annual bonus program, except that Mr. Brolick’s 2011 bonus award will not be less than his annual target cash incentive bonus for 2011 (in any case, pro-rated based on the number of days he is employed in 2011). Commencing in 2012, during the Term, Mr. Brolick will be eligible to be granted awards under the Company’s annual long-term incentive award program in effect for other senior executive officers of the Company, with an aggregate target, or guideline, award value of $2,500,000, with the actual grant date value of such award determined in the discretion of the Compensation Committee of the Board after taking into account the Company’s and Mr. Brolick’s performance and other relevant factors.

Option Grants. On the Effective Date, Mr. Brolick will be granted (i) a 10-year option to purchase 270,270 shares of the Company’s common stock (the “Inducement Options”) and (ii) an additional 10-year option to purchase 270,270 shares of the Company’s common stock (the “2011 Options”) pursuant to the Company’s 2010 Omnibus Award Plan (the “2010 Plan”). Each of such options will vest over three years in equal installments of one-third on the first, second, and third anniversaries of the Effective Date, provided Mr. Brolick remains employed with the Company on each vesting date.

Inducement Restricted Stock Unit Grant. On the Effective Date, Mr. Brolick will be granted an aggregate of 307,377 restricted stock units (“RSUs”) pursuant to the 2010 Plan. Subject to Mr. Brolick’s continued employment through each applicable vesting date, the RSUs will vest over three years in equal installments of one-third on the first, second and third anniversaries of the Effective Date. Each RSU shall represent the right to receive all of the cash and stock dividends that are or would be payable with respect to the Company’s common stock represented by such RSU, provided that such dividend shall only be payable if and when the corresponding RSU vests.

2011 Performance Share Units. On the Effective Date, Mr. Brolick will be granted an aggregate of 102,459 performance share units (“PSUs”) pursuant to the 2010 Plan. The PSUs are scheduled to vest at the end of a three-year performance period with any payout based on the Company’s achievement of a three-year relative total shareholder return performance target. If, at the end of the three-year performance period, the threshold level of achievement for the PSUs has not been met, then no part of the award will vest. The PSUs will be granted in accordance with the same terms and conditions, including the performance goals, applicable to other senior executive officers of the Company who received PSU awards in 2011 as part of the Company’s long term incentive award program, except that the performance period will begin on the Effective Date and end on the same date as the performance period for such other 2011 PSU awards.

Other Long-Term Incentive Compensation. Commencing with the Company’s 2012 fiscal year, during the Term, Mr. Brolick will be eligible to receive awards under the Company’s annual long-term incentive award program in effect for other senior executive officers of the Company. The terms and conditions of such awards will generally be the same as such terms and conditions applicable to awards granted to other senior executive officers of the Company.

Termination of Employment. Mr. Brolick’s employment will terminate automatically upon his death. The Company will be entitled to terminate Mr. Brolick’s employment because of his disability, as defined in the Employment Agreement. In addition, the Company may terminate Mr. Brolick’s employment for Cause or without Cause and Mr. Brolick may terminate his employment with the Company for Good Reason or without Good Reason.

Obligations of the Company Upon Termination.

For Any Reason. If, during the Term, Mr. Brolick’s employment is terminated for any reason, he shall be entitled to (i) his unpaid base salary and unused accrued vacation, (ii) any earned and unpaid bonus from the year immediately preceding the year of his employment termination, (iii) any deferred amounts outstanding and due to him under the DCP, (iv) any unreimbursed business expenses incurred in accordance with applicable company policy, (v) any rights to accrued retirement and welfare benefits and perquisites, and (vi) any rights of indemnification.

Other Than for Cause, Death or Disability, or for Good Reason. If, during the Term, the Company terminates Mr. Brolick’s employment for any reason other than for Cause, death or disability, or Mr. Brolick terminates his employment for Good Reason, subject to the terms of the Employment Agreement, and subject to the execution and non-revocation of a release agreement, Mr. Brolick will be entitled to:

•
payments from the Company, in monthly installments over the period beginning on the date of his employment termination and ending on the last day of the Term (as if Mr. Brolick had remained employed through the last day of the Term, and with respect to any employment termination after the third anniversary of the Effective Date, as if Mr. Brolick had remained employed through the last day of the one-year extension of the Term, provided that the Company and Mr. Brolick mutually agreed to such one-year extension (such applicable payment period, the “Severance Period”)) equal to the quotient obtained by dividing the sum of (A) Mr. Brolick’s base salary and target bonus amount for year of employment termination by (B) twelve (12),

•	a pro rata portion of his annual incentive award for the fiscal year in which the termination occurs, based on actual Company performance,

•	payment of the Sign-On Bonus to the extent unpaid,

•
continued medical and life insurance benefits for himself and his eligible dependents until the earlier of the expiration of the Severance Period and the date he is eligible for comparable coverage from another employer,

•
continued vesting during the Severance Period of the RSUs, the Inducement Options, the PSUs and the 2011 Options, so as to be fully vested at the end of the Severance Period, provided that Mr. Brolick complies with his post termination obligations to the Company (and in the case of any awards subject to the satisfaction of performance requirements, with the payout based on actual performance),

•
continued vesting on a daily pro-rated basis during the Severance Period of any equity and long-term incentive awards granted to Mr. Brolick after the Effective Date, provided that Mr. Brolick complies with his post termination obligations to the Company (and in the case of any awards subject to the satisfaction of performance requirements, with the payout based on actual performance), and

•	in the event of a Change in Control that occurs during the Severance Period, all equity and other long-term incentive awards will vest immediately prior to such Change in Control.

In addition, with respect to any stock options held by Mr. Brolick that vest during the Severance Period, he shall be provided with a one-year period to exercise such options commencing at the end of the Severance Period, in each case, not to exceed the maximum term of the applicable option.

Upon Death and Disability. If, during the Term, Mr. Brolick’s employment is terminated due to his death or disability, the RSUs, the Inducement Options, the PSUs and the 2011 Options will fully vest (except that the PSUs shall remain subject to satisfaction of the applicable actual performance goals through the date of employment termination or if such performance cannot then be reasonably assessed, then Mr. Brolick shall be deemed to have satisfied a target level of performance). In addition, the Inducement Options and the 2011 Options will remain exercisable for one year following such termination (but not beyond expiration of the applicable ten-year option term).

Upon or Following Expiration of Initial Term. If, upon or following the third anniversary of the Effective Date, Mr. Brolick’s employment terminates for any reason (other than a termination by the Company for Cause), and in the case of a termination of employment by Mr. Brolick (other than due to disability) upon 60 days prior written notice (such termination, the “Retirement”), then upon such retirement, and subject to the execution and non-revocation by Mr. Brolick of a release agreement, he shall be entitled to (i) a pro rata portion of his annual incentive award for the fiscal year in which the termination occurs, based on actual Company performance, and (ii) continued vesting through the end of the applicable vesting periods of all of his equity and other long-term incentive awards (including share units and stock options) outstanding on the date of Retirement, and otherwise in accordance with their applicable terms as if Mr. Brolick had not experienced a termination of employment; provided, however, that in the event of any Change in Control that occurs following Retirement, all such equity and other long-term incentive awards shall immediately vest; provided, further, however, that, in the case of stock options, Mr. Brolick shall have one year to exercise such options commencing on the later of Retirement and the last day upon which such options vest (but not beyond expiration of the applicable ten-year option term). Any such continued vesting shall be subject to Mr. Brolick’s continued compliance with his post termination obligations to the Company.

Non-Competition and Non-Solicitation. The Employment Agreement also contains restrictive covenants, including non-competition and non-solicitation covenants. Mr. Brolick will be subject to the non-competition and non-solicitation covenants during the period beginning on the Effective Date and ending on the date that is the later of the (i) last day of the Term and (ii) the last day upon which Mr. Brolick’s awards vest following Retirement (without giving effect to any acceleration of vesting in connection with a Change in Control).

Confidentiality and Non-Disparagement. The Employment Agreement also contains customary confidentiality and non-disparagement provisions.

The Employment Agreement is included in this filing as Exhibit 10.1 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreement.

Special Executive Deferred Compensation Plan

As required under the terms of the Employment Agreement, all amounts of Mr. Brolick’s base salary in excess of $1,000,000 will be deferred under the DCP. The DCP provides, among other things, that (i) all amounts of his base salary deferred will at all times be vested and nonforfeitable, (ii) all such deferred amounts will be unconditionally paid in a single lump sum payment within sixty (60) days following the date of Mr. Brolick’s “separation from service,” unless such payment is subject to a “specified employee” delay, or Mr. Brolick’s death or “disability” (all such terms within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended) if earlier and (iii) bearing interest (compounded for each full or partial calendar quarter) on the deferred amounts at a rate equal to the three (3)-month London Interbank Offered Rate (LIBOR), as reported from time to time in The Wall Street Journal (Electronic Edition), plus 500 basis points, provided that in no event shall such rate exceed 120% of the applicable United States federal long-term rate.

The DCP is included in this filing as Exhibit 10.2 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the DCP.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

10.1 Employment Agreement effective September 12, 2011 by and between the Company and Emil J. Brolick.
10.2 Special Executive Deferred Compensation Plan by and between the Company and Emil J. Brolick.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY
Date: September 2, 2011	By: /s/ NILS H. OKESON
Nils H. Okeson
Senior Vice President, General Counsel
and Secretary

Exhibit Index

EXHIBIT NO.	DESCRIPTION
10.1	Employment Agreement effective September 12, 2011 by and between the Company and Emil J. Brolick.
10.2	Special Executive Deferred Compensation Plan by and between the Company and Emil J. Brolick.